Exhibit 5.2

To:	Homburger AG
Credit Suisse AG	Prime Tower
Paradeplatz 8	Hardstrasse 201
P.O. Box	CH–8005 Zurich
8070 Zurich
Switzerland	T +41 43 222 10 00
F +41 43 222 15 00
lawyers@homburger.ch

Zurich, April 23, 2024

Credit Suisse AG, acting through its Nassau branch | U.S. Medium-Term Note Program under the Credit Suisse AG U.S. Shelf Registration Statement on Form F-3

Credit Suisse X-Links® Crude Oil Shares Covered Call ETNs due April 24, 2037 (CUSIP 22539U602)

We, Homburger AG, have acted as special Swiss counsel to Credit Suisse AG (Credit Suisse), a Swiss bank, in connection with the issuance by Credit Susise, acting through its Nassau Branch (the Issuing Branch), of 500,000 additional Credit Suisse X-Links® Crude Oil Shares Covered Call ETNs due April 24, 2037 (CUSIP 22539U602) (the Notes, which expression, unless the context otherwise requires, includes the Global Note (as defined below)), under the Senior Indenture dated as of March 29, 2007 (the Base Indenture), between Credit Suisse and The Bank of New York Mellon, as trustee (in such capacity, the Trustee), as supplemented by the Second Supplemental Indenture dated as of March 25, 2009 (the Second Supplemental Indenture), and the Third Supplemental Indenture dated as of September 9, 2020 (the Third Supplemental Indenture and, together with the Base Indenture and the Second Supplemental Indenture, the Indenture), between Credit Suisse and the Trustee. As such counsel, we have been requested to give our opinion as to certain matters of Swiss law relating to the Notes.

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or other document referred to in any of the Documents (including, in the case of the Prospectus (as defined below), any document incorporated by reference therein or exhibited thereto) or any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances that are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only reviewed the following documents (collectively, the Documents):

(i)	an electronic copy of the executed Distribution Agreement dated May 7, 2007, between Credit Suisse Securities (USA) LLC, as distributor, and Credit Suisse (as amended by Amendment No. 1 dated January 11, 2008, the Distribution Agreement);

(ii)	an electronic copy of the executed Base Indenture;

(iii)	an electronic copy of the executed Second Supplemental Indenture;

(iv)	an electronic copy of the executed Third Supplemental Indenture (together with the Distribution Agreement, the Base Indenture and the Second Supplemental Indenture, the Transaction Agreements);

(v)	an electronic copy of the global note representing the Notes, dated April 28, 2017 (the Global Note), executed by Credit Suisse;

(vi)	an electronic copy of the prospectus dated June 26, 2023 (the Base Prospectus);

(vii)	an electronic copy of the prospectus supplement to the Base Prospectus, dated June 26, 2023 (the Prospectus Supplement);

(viii)	an electronic copy of pricing supplement No. ETN-20/A20 to the Prospectus Supplement and the Base Prospectus, dated April 18, 2024 (together with the Base Prospectus and the Prospectus Supplement, the Prospectus);

(ix)	an electronic copy of the executed Officer’s Certificate dated June 18, 2020, issued by Credit Suisse pursuant to Sections 2.02, 10.03 and 10.04 of the Indenture;

(x)	a certified excerpt from the Commercial Register of the Canton of Zurich (the Commercial Register) for Credit Suisse, dated April 19, 2024 (the Excerpt);

(xi)	a copy of the articles of association (Statuten) of Credit Suisse in their version as of (A) April 19, 2006 (the 2006 Articles), (B) August 26, 2008 (the 2008 Articles), (C) September 4, 2014 (the 2014 Articles), and (D) March 4, 2024 (the 2024 Articles);

(xii)	an electronic copy of (A) the Organizational Guidelines and Regulations of Credit Suisse, valid as of January 1, 2006 (the 2006 Regulations), (B) the Organizational Guidelines and Regulations of Credit Suisse Group AG and Credit Suisse, valid as of (u) March 24, 2009 (the 2009 Regulations), (v) April 25, 2019 (the 2019 Regulations), (w) August 20, 2020 (the 2020 Regulations), (x) April 1, 2021 (the 2021 Regulations), (y) March 8, 2022 (the 2022 Regulations), and (z) January 27, 2023 (the 2023 Group Regulations), (C) the Organizational Guidelines and Regulations of Credit Suisse, valid as of June 12, 2023 (the 2023 Regulations), and (D) the Organizational Guidelines and Regulations of Credit Suisse, valid as of March 28, 2024 (the 2024 Regulations);

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(xiii)	an electronic copy of (A) the GP-00200 Global Policy Funding Authority within Credit Suisse Group and Credit Suisse effective as of (x) January 1, 2007 (the 2007 Funding Authority), and (y) December 17, 2008 (the 2008 Funding Authority), (B) the Global Policy (GP-00200) Funding Authority for Third Party transactions effective as of (x) June 4, 2019 (the 2019 Funding Authority), and (y) June 4, 2021 (the 2021 Funding Authority), and (C) the GP-00157 Credit Suisse Funding Authority for Third Party transactions (version 1.0) effective as of February 26, 2024 (the 2024 Funding Authority);

(xiv)	an electronic copy of (A) the memorandum of the Chief Financial Officer of Credit Suisse and Credit Suisse Group AG to the members of the Board of Directors of Credit Suisse and Credit Suisse Group AG, dated February 14, 2007 (the February 2007 CFO Approval), (B) the certificate of R. Fassbind, as CFO, dated May 2, 2007 (the May 2007 CFO Approval), (C) the certificate of R. Fassbind, as Chief Financial Officer of Credit Suisse (CFO), dated March 12, 2009 (the 2009 CFO Approval), and (D) the certificate of D.A. Joshi, as CFO, dated June 6, 2023 (the 2023 CFO Approval and, together with the February 2007 CFO Approval, the May 2007 CFO Approval and the 2009 CFO Approval, the CFO Approvals);

(xv)	an electronic copy of the approval of the Notes, dated April 18, 2024, and issued by C. Chadie and T. Wenke (the Upsize Approval);

(xvi)	an electronic copy of the approval of the Notes, dated April 15, 2024, and issued by O. Charhon (the Senior SN Business Approval);

(xvii)	an electronic copy of (A) the power of attorney dated March 26, 2007, issued by R. Fassbind, as CFO, and R. Enderli, as Treasurer of Credit Suisse (Treasurer) (the March 2007 Power of Attorney), (B) the power of attorney dated May 2, 2007, issued by R. Fassbind, as CFO, and R. Enderli, as Treasurer (the May 2007 Power of Attorney), (C) the power of attorney dated March 20, 2008, issued by R. Fassbind, as CFO, and R. Enderli, as Treasurer (the 2008 Power of Attorney), (D) the power of attorney dated July 19, 2019, issued by D. Mathers, as CFO, and D. Wong, as Treasurer (the 2019 Power of Attorney), and (E) the power of attorney dated July 22, 2022, issued by D. Mathers, as CFO, and G.M. Martino, as Treasurer (the 2022 Power of Attorney);

(xviii)	an electronic copy of the Business Authorisation List – H1 2024 (Version 24.0), effective as of March 4, 2024, which is the list of Senior SN Business Personnel referred to in the 2024 Funding Authority (the Business Authorization List);

(xix)	an electronic copy of the Secretary’s Certificate dated April 23, 2024 (including the exhibits thereto, the Secretary’s Certificate), executed by two Corporate Secretaries of Credit Suisse; and

(xx)	an email confirmation from A. Harris dated April 23, 2024 (the Confirmation).

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No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications under the laws of Switzerland.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion, we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II.	Assumptions

In rendering the opinions below, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;

(b)	all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic signatures of Credit Suisse (whether or not acting through an Issuing Branch) on any such document have been affixed thereto by the individual to whom such electronic signature belongs and such individual has saved and submitted such document as so electronically signed in such a manner so as to prevent removal or other alteration of such signature;

(c)	the Global Note was duly authorized, executed and delivered by Credit Suisse, acting through the Issuing Branch, on or prior to April 28, 2017;

(d)	except as expressly opined upon herein, all information contained in the Documents is, and all material statements made to us in connection with the Documents are, true and accurate, including, without limitation, the statements set forth in:

(i)	the Confirmation as to the following facts:

(A)	the Notes (i) are business-driven structured debt securities within the meaning of the 2024 Funding Authority, (ii) are offered pursuant to the Base Prospectus and the Prospectus Supplement and (iii) constitute “Notes” as such term is used in the Secretary’s Certificate;

(B)	the copy of the Global Note attached to the Confirmation (or as otherwise provided to Homburger AG by Credit Suisse) is a true and correct copy of the original document;

(C)	each of C. Chadie and T. Wenke was an employee of Credit Suisse or one of its affiliates at the time he issued the Upsize Approval; and

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(ii)	the Secretary’s Certificate, including as to the following facts:

(A)	the 2024 Articles continue in full force and effect and have not been amended;

(B)	the 2014 Articles were in full force and effect and had not been amended as of the dates of the Third Supplemental Indenture, the Base Prospectus and the Prospectus Supplement;

(C)	the 2008 Articles were in full force and effect and had not been amended as of the date of the Second Supplemental Indenture;

(D)	the 2006 Articles were in full force and effect and had not been amended as of the dates of the Base Indenture and the Distribution Agreement;

(E)	the 2024 Regulations continue in full force and effect and have not been amended;

(F)	the 2023 Regulations were in full force and effect and had not been amended as of the dates of the Base Prospectus and the Prospectus Supplement;

(G)	the 2023 Group Regulations were in full force and effect and had not been amended as of the date of the 2023 CFO Approval;

(H)	the 2022 Regulations were in full force and effect and had not been amended as of the date of the 2022 Power of Attorney;

(I)	the 2021 Regulations were in full force and effect and had not been amended as of the date of the 2021 Funding Authority;

(J)	the 2020 Regulations were in full force and effect and had not been amended as of the date of the Third Supplemental Indenture;

(K)	the 2019 Regulations were in full force and effect and had not been amended as of the dates of the 2019 Funding Authority and the 2019 Power of Attorney;

(L)	the 2009 Regulations were in full force and effect and had not been amended as of the date of the Second Supplemental Indenture;

(M)	the 2006 Regulations were in full force and effect and had not been amended as of the dates of the Base Indenture, the Distribution Agreement, the 2007 Funding Authority, the 2008 Funding Authority, the February 2007 CFO Approval, the March 2007 Power of Attorney, the May 2007 Power of Attorney, the May 2007 CFO Approval, the 2008 Power of Attorney, and the 2009 CFO Approval;

(N)	the 2024 Funding Authority, the CFO Approvals, the Upsize Approval, the Senior SN Business Approval, the 2022 Power of Attorney and the Business Authorization List continue in full force and effect and have not been amended;

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(O)	the 2021 Funding Authority was in full force and effect and had not been amended as of the dates of the Base Prospectus, the Prospectus Supplement, the 2023 CFO Approval and the 2022 Power of Attorney;

(P)	the 2019 Funding Authority was in full force and effect and had not been amended as of the dates of the Third Supplemental Indenture and the 2019 Power of Attorney;

(Q)	the 2008 Funding Authority was in full force and effect and had not been amended as of the dates of the Second Supplemental Indenture and the 2009 CFO Approval;

(R)	the 2007 Funding Authority was in full force and effect and had not been amended as of the dates of the Base Indenture, the Distribution Agreement, the February 2007 CFO Approval, the March 2007 Power of Attorney, the May 2007 Power of Attorney, the May 2007 CFO Approval and the 2008 Power of Attorney;

(S)	the 2019 Power of Attorney was in full force and effect and had not been amended as of the date of the Third Supplemental Indenture;

(T)	the 2008 Power of Attorney was in full force and effect and had not been amended as of the date of the Second Supplemental Indenture;

(U)	the May 2007 Power of Attorney was in full force and effect and had not been amended as of the date of the Distribution Agreement;

(V)	the March 2007 Power of Attorney was in full force and effect and had not been amended as of the date of the Base Indenture;

(W)	the Excerpt is correct and complete other than with respect to any changes to the signatories registered with the Commercial Register (including, without limitation, the addition or removal of any such signatory) that have occurred since the date of the Excerpt;

(X)	the Distribution Agreement has not been amended and continues in full force and effect;

(Y)	the Base Indenture has not been amended (other than by the Second Supplemental Indenture, the Third Supplemental Indenture, the first supplemental indenture dated as of May 6, 2008, and any other supplements thereto relating to note issuances thereunder that do not constitute Notes) and the Indenture continues in full force and effect; and

(Z)	immediately after giving effect to the issuance of the Notes, the aggregate issuance amount, as measured by the aggregate offering price, of (x) medium-term notes (including the Notes) issued pursuant to the Prospectus Supplement, including any supplement thereto, will not exceed USD 62 billion and (y) securities (including the Notes) issued pursuant to the U.S. registration statement on Form F-3 of which the Base Prospectus forms a part, will not exceed USD 62 billion, in each case in accordance with the 2023 CFO Approval.

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III.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that:

1.	Credit Suisse is a corporation (Aktiengesellschaft) duly incorporated and validly existing under the laws of Switzerland.

2.	Credit Suisse has the necessary corporate power and authority to, acting through the Issuing Branch, issue the Notes.

3.	Credit Suisse has taken all necessary corporate action to authorize the Notes.

IV.	Qualifications

The above opinions are subject to the following qualifications:

(a)	The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only, based on our independent professional judgment, and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

(b)	We express no opinion on the legality, validity or enforceability of any of the provisions of any Transaction Agreement or the Notes or the performance of the obligations assumed by Credit Suisse thereunder.

(c)	We express no opinion as to the accuracy or completeness of the information set out in the Prospectus.

(d)	Further, we express no opinion as to tax matters, regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter.

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We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention after the date hereof. This opinion is addressed to you for your benefit, and is not to be relied upon by any other person without our express consent, except that it may be relied upon by initial purchasers of the Notes and by Latham & Watkins LLP for purposes of issuing its opinion to you as of the date hereof with respect to certain matters of the laws of the State of New York and U.S. federal law pertaining to the Notes.

We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to a report on Form 6-K to be filed by Credit Suisse on or around the date hereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended. Save as aforementioned, this opinion may not be transmitted by you to any other person, quoted or referred to in any public document or filed with anyone, in each case, without our express consent.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of the courts of the Canton of Zurich, Switzerland, venue being the City of Zurich.

Sincerely yours,

/s/ HOMBURGER AG

HOMBURGER AG

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